UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2013

ENZON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-12957	22-2372868
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

20 Kingsbridge Road, Piscataway, New Jersey (Address of principal executive offices)	08854 (Zip Code)

(732) 980-4500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 26, 2013, Enzon Pharmaceuticals, Inc. (the “Company”) entered into an Agreement of Sublease (the “Sublease Agreement”) with Axcellerate Pharma, LLC (“Axcellerate”), pursuant to which the Company will sublease to Axcellerate a portion of the Company’s premises consisting of approximately 30,000 rentable square feet of the building located at 20 Kingsbridge Road, Piscataway, New Jersey and a share of related parking areas (the “Sublease”). The Company’s premises located at 20 Kingsbridge Road, Piscataway, New Jersey are currently leased by the Company pursuant to an agreement of lease dated as of April 1, 1995, as amended by that certain First Amendment to Lease dated as of November 13, 2001 (the “Prime Lease”), with BDG Kingsbridge L.L.C., predecessor-in-interest to Kingsbridge 2005, LLC (“Prime Landlord”). The Sublease is subject to the Company’s receipt of the Prime Landlord’s consent to the Sublease. The term of the Sublease will commence on the date that the Company has received the Prime Landlord’s consent to the Sublease and will expire on July 30, 2021, which is one day prior to the expiration of the Prime Lease. The rights of Axcellerate under the Sublease will be subject to the terms of the Prime Lease. The monthly fixed rent payable by Axcellerate under the Sublease will be as follows: (i) in year one, $10,417, (ii) in year two, $15,625, (iii) in year three, $20,833, (iv) in year four, $26,042 and (v) in each of years five through eight, $35,000. The Sublease also provides for Axcellerate to pay additional rent to cover its applicable share of real estate taxes, operating expenses, sewer and gas usage, water usage, electricity usage and certain other charges incurred by Axcellerate.

The foregoing description of the Sublease Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Sublease Agreement, a copy of which will be filed as an exhibit to the Company’s next quarterly report on Form 10-Q.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Compensatory Arrangements of Certain Officers.

As previously disclosed, due to the Company’s reduced scope of operations and the suspension of all of its research and development activities, the Company has determined that a smaller Board of Directors of the Company (the “Board”) is appropriate going forward. In this regard, the Board intends to reduce the size of the Board effective as of the Company’s 2013 annual meeting of stockholders (the “2013 Annual Meeting”).

On September 25, 2013, each of Robert LeBuhn and Thomas F. Deuel informed the Company that he will not stand for re-election when his term as a director expires at the 2013 Annual Meeting. Mr. LeBuhn’s and Dr. Deuel’s decision not to stand for re-election was not, to the knowledge of the Company’s executive officers, due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On September 30, 2013, each of Alexander J. Denner and Richard C. Mulligan informed the Company that he will not stand for re-election when his term as a director expires at the 2013 Annual Meeting. Dr. Denner’s and Professor Mulligan’s decision not to stand for re-election was not, to the knowledge of the Company’s executive officers, due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On September 25, 2013, the Board appointed, effective as of September 25, 2013, Jennifer McNealey and Odysseas Kostas, M.D. as directors to the Board. Neither Ms. McNealey nor Dr. Kostas has been appointed to any committees of the Board and no determination has been made as to the committees of the Board, if any, on which Ms. McNealey or Dr. Kostas will serve. The Company is not aware of any relationships or transactions in which either Ms. McNealey or Dr. Kostas has or will have an interest, or was or is a party, requiring disclosure under Item 404(a) of Regulation S-K. Each of Ms. McNealey and Dr. Kostas will participate in the Company’s Amended and Restated 2013 Outside Director Compensation Plan, a copy of which was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 6, 2013.

Ms. McNealey founded Laurient LLC, a market research company focused on the biotechnology and pharmaceutical industries, in 2005 where she worked until 2012. Prior to founding Laurient LLC, Ms. McNealey served as a portfolio manager and biotechnology analyst at various firms, including Paramount Capital, Franklin Templeton, Amerindo Investment Advisors and Morgan Stanley Dean Witter Advisors. Ms. McNealey has a B.A. and an M.H.A. from Cornell University.

Since 2011, Dr. Kostas has been an associate analyst covering the biotechnology and pharmaceutical industries at International Strategy & Investment, a full service broker-dealer that provides macro and fundamental research, sales, and trading services to customers. Prior to that, Dr. Kostas was a consultant - senior associate analyst covering the biotechnology industry at Sanford C. Bernstein and Co. from May 2011 to August 2011. Prior to that, Dr. Kostas worked at the Greenwich Hospital/Yale New Haven Health as hospitalist from 2008 to 2011 and was member of hospital committees from 2003 to 2011. Dr. Kostas was also a member of the board of directors at Mast Therapeutics (then known as ADVENTRX Pharmaceuticals) from February 2010 to May 2011, and a strategy consultant at Mast Therapeutics from December 2008 to January 2009. Dr. Kostas has an M.D. from the University of Texas Southwestern Medical School, and a B.S. from Massachusetts Institute of Technology.

On September 27, 2013, the Company and Andrew Rackear entered into a Separation Agreement (the “Separation Agreement”), which provides for (i) the termination of Mr. Rackear’s employment with the Company effective as of a date to be determined by the Chairman of the Compensation Committee in his absolute discretion occurring not earlier than October 1, 2013 and not later than December 31, 2013 and (ii) Mr. Rackear to provide consulting services to the Company. The Separation Agreement provides that, upon termination of Mr. Rackear’s employment with the Company, Mr. Rackear will be entitled to receive a severance payment (the “Severance Payment”) in cash equal to (i) his base salary through the date of termination, (ii) subject to his performance of transition responsibilities, a pro-rated portion of his target bonus of $122,000 and (iii) $705,000, which represents one and one-half times the sum of his base salary and target bonus. $100,000 of the Severance Payment is to be paid 6 months after his termination date. The Separation Agreement also provides that the Company will (i) cause all outstanding and unvested equity-based compensation awards granted to Mr. Rackear to vest in accordance with their terms, (ii) pay Mr. Rackear the total premium cost for medical and dental coverage under COBRA, or if COBRA coverage is not available, reimburse Mr. Rackear for the cost reasonably incurred by him for comparable coverage, provided that the Company has no such payment or reimbursement obligation if Mr. Rackear becomes eligible to obtain comparable benefits from a subsequent employer and (iii) pay Mr. Rackear $8,000 for outplacement assistance. Under the terms of the Separation Agreement, Mr. Rackear has agreed to (i) release the Company from any and all claims, including any and all claims arising from or during his employment or as a result of the end of his employment and (ii) provide such reasonable consulting services as the Company may from time to time reasonably request at a rate of $250 per hour.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Separation Agreement, a copy of which will be filed as an exhibit to the Company’s next quarterly report on Form 10-Q.

Item 8.01	Other Events.

On September 25, 2013, the Board determined that the 2013 Annual Meeting will be held on Wednesday, November 20, 2013 and that the record date for the purpose of determining the stockholders of the Company entitled to notice of and to vote at the 2013 Annual Meeting is the close of business on September 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZON PHARMACEUTICALS, INC.
(Registrant)

Date: October 1, 2013	By:	/s/ Andrew Rackear
Name: Andrew Rackear
Title: Vice President and General Counsel